UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 20, 2007
DUNCAN ENERGY PARTNERS L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-33266 (Commission File Number)	20-5639997 (I.R.S. Employer Identification No.)
1100 Louisiana, 10th Floor
Houston, Texas 77002
(Address of Principal Executive Offices, including Zip Code)
(713) 381-6500
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Index to Exhibits
Press Release

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 20, 2007, the board of directors and sole member of our general partner approved of the management and director changes discussed in more detail below.
(b)       Effective August 1, 2007, Michael A. Creel will resign from his positions as Executive Vice President and Chief Financial Officer of our general partner. In connection with this resignation, Mr. Creel has been appointed to the position of President and Chief Executive Officer of the general partner of Enterprise Products GP, LLC, the general partner of Enterprise Products Partners L.P.
(c)       Also effective August 1, 2007, W. Randall Fowler has been promoted from Senior Vice President to Executive Vice President and Chief Financial Officer, and William Ordemann has been named as an Executive Vice President of our general partner.
W. Randall Fowler, 50, was elected Senior Vice President, Treasurer and a Director of our general partner in October 2006 and a Director of EPE Holdings, LLC and Enterprise Products GP in February 2006. Mr. Fowler was elected Senior Vice President and Treasurer of Enterprise Products GP in February 2005 and Chief Financial Officer of EPCO in April 2005. Mr. Fowler, a certified public accountant (inactive), joined Enterprise Products Partners as Director of Investor Relations in January 1999 and served as Treasurer and a Vice President of Enterprise Products GP and EPCO from August 2000 to February 2005. Mr. Fowler has served as Senior Vice President and Chief Financial Officer of EPE Holdings, LLC since August 2005.
William Ordemann, 48, was elected as a Senior Vice President of Enterprise Products GP in September 2001, and was previously elected Vice President of Enterprise Products GP in October 1999. Mr. Ordemann was a Vice President of Shell Midstream Enterprises, LLC from January 1997 to February 1998, and Vice President of Tejas Natural Gas Liquids, LLC from February 1998 to September 1999. Shell Midstream Enterprises and Tejas Natural Gas Liquids were both affiliates of Shell.
Mr. Ordemann participates as a Class B limited partner in EPE Unit L.P. and EPE Unit III, L.P. (the “Employee Partnerships”), which were formed to provide additional long-term incentive compensation for certain of EPCO, Inc.’s employees by allowing them to participate in the appreciation in value of Enterprise GP Holdings L.P.’s (“EPE”) common units.
The Class B limited partnership interests in the Employee Partnerships are generally subject to forfeiture if a Class B limited partner leaves employment with EPCO prior to the fifth anniversary of the Employee Partnership’s formation. Generally, upon liquidation of the applicable Employee Partnership, vested Class B limited partners, including Mr. Ordemann if he so vests, will be entitled to receive EPE units with a then-fair-market-value equal to (a) the appreciation in EPE’s unit price between the date of the applicable Employee Partnership’s formation and its liquidation, less (b) any accrued but unpaid preference return due to the Class A limited partner.
(d)       Effective August 1, 2007, Dr. Ralph S. Cunningham has been appointed as a director of our general partner.
     Dr. Cunningham, 66, has served as Executive Vice President and Chief Operating Officer of Enterprise Products GP since December 2005 and a director since February 2006. He also is currently serving as Enterprise Products GP’s interim President and Chief Executive Officer. Dr. Cunningham previously served as a director of Enterprise Products GP from 1998 until March 2005 and served as chairman and a director of the general partner of TEPPCO from March 2005 until November 2005. He retired in 1997 from CITGO Petroleum Corporation, where he had served as president and chief executive officer since 1995. Dr. Cunningham serves as a director of Tetra Technologies, Inc. (a publicly traded energy services and chemical company), EnCana Corporation (a Canadian publicly traded independent oil and natural gas company) and Agrium, Inc. (a Canadian publicly traded agricultural chemicals company). He was a director of EPCO from 1987 to 1997.

Item 7.01.    Regulation FD Disclosure.
     Enterprise Products Partners L.P. issued a press release dated July 23, 2007 regarding the above officer and director changes. A copy of the press release is furnished herewith as Exhibit 99.1.
     The information in the press release attached as Exhibit 99.1 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if and to the extent such subsequent filing specifically references the information incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit
Number	Exhibit

99.1	Press Release dated July 23, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNCAN ENERGY PARTNERS L.P. By: DEP Holdings, LLC, as general partner
Date: July 26, 2007	By:	/s/ Michael J. Knesek
	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller and Principal Accounting Officer of DEP Holdings, LLC

Index to Exhibits

Exhibit
Number	Exhibit

99.1	Press Release dated July 23, 2007.